Exhibit 99.1

Ferrellgas Partners, L.P. Reports First Quarter Fiscal 2020 Results

•	Gross Profit increased by $10.4 million, or 7.2 percent, compared to the prior year period as a result of a 3 percent increase in retail customers and a 4 percent increase in tank exchange selling locations combined with a 4.2¢ increase in margin cpg.
•	Propane sales volume for the quarter increased 1.3 million gallons despite weather that was 4 percent warmer than the prior year as a result of the growth in customer count.
•	Successfully completed two accretive retail acquisitions during the quarter.

OVERLAND PARK, KS., December 6, 2019 (GLOBE NEWSWIRE) – Ferrellgas Partners, L.P. (NYSE:FGP) (“Ferrellgas” or the “Company”) today reported financial results for its first quarter ended October 31, 2019.

For the quarter, the Company reported a net loss attributable to Ferrellgas Partners, L.P. of $45.3 million, or $0.46 per common unit, compared to prior year period net loss of $57.0 million, or $0.58 per common unit. Adjusted EBITDA, a non-GAAP measure, for the quarter was $25.1 million compared to $17.8 million in the prior year’s first quarter, a 41 percent increase.

The Company’s propane operations reported that total gallons sold for the quarter were 179.9 million, up from 178.6 million gallons in the prior year. Margin cents per gallon were 4.2¢, or 5.7 percent higher than the prior year despite increased competitive pressures in the tank exchange business. The Company continues its aggressive operating strategies in gaining market share. This strategic focus resulted in over 18,000 new customers, or approximately 3 percent more than prior year. Additionally, the Company’s current Blue Rhino tank exchange sales locations have increased over 4 percent from prior year to over 55,900 locations. Continued commitment to operating expense control during this growth period resulted in a $14.1 million increase in Operating Income despite a mere $4.2 million increase, or 3.8 percent, in operating expenses during the quarter.

The Company also successfully completed two accretive retail acquisitions in Colorado and New York during the quarter.

As previously announced, the Company indefinitely suspended its quarterly cash distribution as a result of not meeting the required fixed charge coverage ratio contained in the senior unsecured notes due June of 2020. Additionally, Ferrellgas has engaged Moelis & Company LLC as its financial advisor and the law firm of Squire Patton Boggs LLP to assist in our ongoing process to address our upcoming debt maturities. The Company does not intend to comment further on its progress in this regard or on potential options until further disclosure is appropriate or required by law.  For that reason, and in view of the information the Company otherwise makes available in earnings releases and quarterly and annual reports, the Company has suspended the practice of holding conference calls with investors, analysts and other interested parties in connection with periodic reporting of financial results for completed periods.

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About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico. Ferrellgas employees indirectly own 22.8 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on October 15, 2019. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations. These risks, uncertainties, and other factors include those discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2019, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Investor Relations – InvestorRelations@ferrellgas.com

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FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	October 31, 2019	July 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$29,805	$11,054
Accounts and notes receivable, net (including $118,164 and $106,145 of accounts receivable pledged as collateral at October 31, 2019 and July 31, 2019, respectively)	123,841	107,596
Inventories	84,995	80,454
Prepaid expenses and other current assets	50,582	42,275
Total Current Assets	289,223	241,379

Property, plant and equipment, net	598,887	596,723
Goodwill, net	247,195	247,195
Intangible assets, net	108,493	108,557
Operating lease right-of-use asset	124,047	-
Other assets, net	75,443	69,105
Total Assets	$1,443,288	$1,262,959

LIABILITIES AND PARTNERS' DEFICIT

Current Liabilities:
Accounts payable	$44,421	$33,364
Short-term borrowings	80,000	43,000
Collateralized note payable	73,000	62,000
Current portion of long-term debt (a)	358,080	631,756
Current operating lease liabilities	33,832	-
Other current liabilities	187,731	138,237
Total Current Liabilities	777,064	908,357

Long-term debt	1,731,920	1,457,004
Operating lease liabilities	88,773	-
Other liabilities	36,915	36,536
Contingencies and commitments

Partners' Deficit:
Common unitholders (97,152,665 units outstanding at October 31, 2019 and July 31, 2019)	(1,091,704)	(1,046,245)
General partner unitholder (989,926 units outstanding at October 31, 2019 and July 31, 2019)	(70,935)	(70,476)
Accumulated other comprehensive loss	(20,598)	(14,512)
Total Ferrellgas Partners, L.P. Partners' Deficit	(1,183,237)	(1,131,233)
Noncontrolling interest	(8,147)	(7,705)
Total Partners' Deficit	(1,191,384)	(1,138,938)
Total Liabilities and Partners' Deficit	$1,443,288	$1,262,959

(a)	The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $357 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Twelve months ended
	October 31		October 31
	2019	2018	2019	2018
Revenues:
Propane and other gas liquids sales	$273,385	$334,966	$1,547,277	$1,675,184
Midstream operations	-	-	-	161,559
Other	19,829	17,343	78,020	134,053
Total revenues	293,214	352,309	1,625,297	1,970,796

Cost of sales:
Propane and other gas liquids sales	134,028	204,136	832,408	998,035
Midstream operations	-	-	-	147,434
Other	3,681	3,047	12,040	57,999

Gross profit	155,505	145,126	780,849	767,328

Operating expense - personnel, vehicle, plant & other	114,543	110,331	473,080	471,617
Depreciation and amortization expense	19,219	18,992	79,073	95,055
General and administrative expense	9,695	14,179	55,510	55,416
Operating expense - equipment lease expense	8,388	7,863	33,598	29,394
Non-cash employee stock ownership plan compensation charge	795	2,748	3,740	12,645
Asset impairments	-	-	-	10,005
Loss on asset sales and disposals	2,235	4,504	8,699	191,008

Operating income (loss)	630	(13,491)	127,149	(97,812)

Interest expense	(45,697)	(43,878)	(179,438)	(171,538)
Other income (expense), net	(132)	19	218	436

Loss before income taxes	(45,199)	(57,350)	(52,071)	(268,914)

Income tax expense (benefit)	518	158	683	(2,897)

Net loss	(45,717)	(57,508)	(52,754)	(266,017)

Net loss attributable to noncontrolling interest (b)	(373)	(493)	(178)	(2,336)

Net loss attributable to Ferrellgas Partners, L.P.	(45,344)	(57,015)	(52,576)	(263,681)

Less: General partner's interest in net loss	(453)	(570)	(525)	(2,637)

Common unitholders' interest in net loss	$(44,891)	$(56,445)	$(52,051)	$(261,044)

Loss Per Common Unit
Basic and diluted net earnings loss per common unitholders' interest	$(0.46)	$(0.58)	$(0.54)	$(2.69)

Weighted average common units outstanding - basic	97,152.7	97,152.7	97,152.7	97,152.7

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	October 31		October 31
	2019	2018	2019	2018
Net loss attributable to Ferrellgas Partners, L.P.	$(45,344)	$(57,015)	$(52,576)	$(263,681)
Income tax expense (benefit)	518	158	683	(2,897)
Interest expense	45,697	43,878	179,438	171,538
Depreciation and amortization expense	19,219	18,992	79,073	95,055
EBITDA	20,090	6,013	206,618	15
Non-cash employee stock ownership plan compensation charge	795	2,748	3,740	12,645
Asset impairments	-	-	-	10,005
Loss on asset sales and disposal	2,235	4,504	8,699	191,008
Other income (expense), net	132	(19)	(218)	(436)
Severance expense includes $690 in operating expense and $910 in general and administrative expense for the twelve months ended period ending October 31, 2018.	-	-	1,600	-
Legal fees and settlements related to non-core businesses	2,043	3,564	16,843	9,629
Multi-employer pension plan withdrawal settlement	-	1,524	-	1,524
Exit costs associated with contracts - Midstream dispositions	-	-	-	11,804
Unrealized (non-cash) gains on changes in fair value of derivatives $(314) included in midstream operations cost of sales for the twelve months ended October 31, 2018.	-	-	-	(314)
Lease accounting standard adjustment	170		170
Net loss attributable to noncontrolling interest (b)	(373)	(493)	(178)	(2,336)
Adjusted EBITDA (c)	25,092	17,841	237,274	233,544
Net cash interest expense (d)	(42,583)	(40,899)	(166,474)	(163,734)
Maintenance capital expenditures (e)	(6,467)	(5,385)	(47,856)	(24,298)
Cash refund from (paid for) taxes	-	(2)	(139)	295
Proceeds from certain asset sales	835	1,061	4,023	9,056
Distributable cash flow attributable to equity investors (f)	(23,123)	(27,384)	26,828	54,863
Distributable cash flow attributable to general partner and non-controlling interest	(462)	(548)	537	1,097
Distributable cash flow attributable to common unitholders (g)	(22,661)	(26,836)	26,291	53,766
Less: Distributions paid to common unitholders	-	9,715	-	38,861
Distributable cash flow excess/(shortage)	$(22,661)	$(36,551)	$26,291	$14,905

Propane gallons sales
Retail - Sales to End Users	129,901	129,667	672,500	647,341
Wholesale - Sales to Resellers	50,039	48,960	233,645	235,741
Total propane gallons sales	179,940	178,627	906,145	883,082

(b)	Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.
(c)	Adjusted EBITDA is calculated as net loss attributable to Ferrellgas Partners, L.P., less the sum of the following: income tax expense (benefit), interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, asset impairments, loss on asset sales and disposals, other income (expense), net, severance expense, legal fees and settlements related to non-core businesses, multi-employer pension plan withdrawal settlement, exit costs associated with contracts - Midstream dispositions, unrealized (non-cash) gains on changes in fair value of derivatives, lease accounting standard adjustment and net loss attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership's performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(d)	Net cash interest expense is the sum of interest expense less non-cash interest expense and other expense, net. This amount includes interest expense related to the accounts receivable securitization facility.
(e)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.
(f)	Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures and cash paid for taxes plus proceeds from certain asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to distributable cash flow attributable to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(g)	Distributable cash flow attributable to common unitholders is calculated as Distributable cash flow attributable to equity investors minus distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to common unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow attributable to common unitholders, as management defines it, may not be comparable to distributable cash flow attributable to common unitholders or similarly titled measurements used by other corporations and partnerships. Items added to our calculation of distributable cash flow attributable to common unit holders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to common unitholders may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP .